UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2024

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Succession Plan

On June 1, 2024, Mercantile Bank Corporation (“Mercantile”) announced the following resignations and appointments, in furtherance of its previously announced management succession plan:

●
Robert B. Kaminski, Jr. has retired as President and Chief Executive Officer (“CEO”) of Mercantile and as CEO of Mercantile’s wholly owned subsidiary, Mercantile Bank (the “Bank”). Mr. Kaminski remains a Director of both Mercantile and the Bank.

●
Raymond E. Reitsma has resigned as Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) of Mercantile, and has been appointed as President and CEO of Mercantile and CEO of the Bank. Mr. Reitsma will continue to serve as President of the Bank and Director of both Mercantile and the Bank.

●	Scott P. Setlock has been appointed as EVP, COO, and Secretary of Mercantile and as Secretary of the Bank. Mr. Setlock remains EVP and COO of the Bank.

Biographical Information

Robert B. Kaminski Jr., 62, was one of the founding officers of Mercantile in 1997 and has 40 years of commercial banking experience. Mr. Kaminski was appointed President and CEO of Mercantile on January 1, 2017, and had served as CEO of the Bank since 2015. Mr. Kaminski had been in various positions of influence and responsibility with Mercantile and the Bank, serving Mercantile and the Bank as Senior Vice President and Secretary from 1997 to 2003, EVP and Secretary from 2003 to 2015 and President and CEO of the Bank from 2015 through 2016. In addition, he served as the Bank's COO from 2000 to 2015. Mr. Kaminski has also served as a Director of Mercantile since 2016 and as a Director of the Bank since 2011.

Raymond E. Reitsma, 61, has been with the Bank for 20 years, beginning in 2003 as a Commercial Loan Manager. In 2015, Mr. Reitsma was appointed as the Bank's West Region President and became President of the Bank on January 1, 2017. Mr. Reitsma was appointed EVP of Mercantile in 2018 and served as COO of Mercantile during 2022 and 2023. Mr. Reitsma has also served as a Director of Mercantile since 2023 and as a Director of the Bank since 2016. Mr. Reitsma’s areas of responsibility have included commercial lending, treasury/cash management, mortgage lending, operations, risk management, retail/branches, and credit administration. Mr. Reitsma was also very instrumental in the preparation, transition and integration periods surrounding the merger with Firstbank Corporation. Mr. Reitsma currently serves on the Kent Community Hospital Finance Authority, the Advisory Council of The Mill Steel Company and was Chair of the Mel Trotter 2023 capital campaign. Additionally, he serves on the Advisory Council of DA Blodgett/St. John’s Home and has done so since 2011. Previously, Mr. Reitsma has served on the local boards of the American Heart Association and the Pine Rest Foundation for six years, including two years as Treasurer. He has also been involved with the local United Way agency, most recently as the annual Campaign Chair for the Bank. Mr. Reitsma graduated from Calvin College with a B.A. in Business Administration and also holds an MBA in Finance from Michigan State University.

Scott P. Setlock, 42, was appointed to the role of EVP, COO, and Secretary of Mercantile and as Secretary of the Bank effective January 1, 2024, and has served as EVP and COO of the Bank since January 1, 2022. In his 20-year tenure with the Bank, Mr. Setlock has held roles within commercial credit, commercial credit management, commercial lending and mortgage lending management. He maintains an active role in the community, serving on the Board and Executive Committee of Junior Achievement of the Michigan Great Lakes where he also regularly volunteers directly with students. Mr. Setlock has previously served as an Adjunct Professor of Bank Management at the Seidman College of Business at Grand Valley State University, on the Board and Executive Committee of the Seidman Alumni Board and on the Seidman Finance Advisory Committee. Other prior community service includes holding the role of Board Chair at In the Image for six years and serving on the Heart of West Michigan United Way Campaign Cabinet overseeing the Finance Division. Mr. Setlock graduated from Grand Valley State University with a BBA and an MBA in Finance and Economics. He is also a graduate of the American Banking Association Stonier Graduate School of Banking and associated Wharton leadership programs.

Employment and Compensatory Agreements

On May 31, 2024, Mercantile, the Bank and Mr. Reitsma entered into an amendment to Mr. Reitsma's Amended and Restated Employment Agreement dated as of November 29, 2018, to reflect his new titles as President and CEO of Mercantile and of the Bank, effective as of June 1, 2024. A description of the material compensation arrangements to which Mr. Reitsma is a party is detailed in the section titled “Executive Compensation” of the Company’s Proxy Statement filed with Securities and Exchange Commission on April 4, 2024, and are incorporated herein by reference.

On May 31, 2024, Mercantile, the Bank and Mr. Setlock entered into an amendment to Mr. Setlock’s Amended and Restated Employment Agreement, dated as of November 30, 2023, to reflect his new titles as EVP, COO, and Secretary of Mercantile and of the Bank, effective as of January 1, 2024. The material terms of Mr. Setlock’s employment agreement are as follows:

●
The agreement provides for an employment term of three years. The term will automatically extend for an additional year as of each December 31 unless notice of non-extension is given by Mercantile, the Bank or Mr. Setlock.

●
The Board established Mr. Setlock’s base salary at $330,000 per year, and the agreement provides for periodic adjustments by the Board of Directors of the Bank. Mr. Setlock is also entitled to receive bonuses and other discretionary compensation as awarded by the Board of Directors of Mercantile or the Bank.

●	In the event of termination due to disability, Mr. Setlock is entitled to continuation of his base salary from the date of termination through the end of the employment term.

●
In the event of a termination by the employer without cause or by Mr. Setlock for “good reason,” Mr. Setlock is entitled to the greater of his base salary for the remainder of the employment term or $350,000, in each case, paid in 18 monthly installments.

●
In the event of a termination by the employer without cause or by Mr. Setlock for “good reason” within 24 months after a change in control, Mr. Setlock will receive a payment of $350,000 paid in a lump sum in addition to the other payments described above.

●	Mr. Setlock is subject to a non-compete agreement for a period of 18 months following the termination of his employment.

The foregoing description and reference to each of the agreements and amendments is qualified in its entirety by reference to the agreements and amendments attached as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement of Raymond E. Reitsma dated November 29, 2018, effective December 31, 2018, incorporated by reference to exhibit 10.3 of our Form 8-K filed December 3, 2018
10.2	First Amendment to Amended and Restated Employment Agreement of Raymond E. Reitsma dated May 31, 2024
10.3	Amended and Restated Employment Agreement of Scott P. Setlock effective January 1, 2024
10.4	First Amendment to Amended and Restated Employment Agreement of Scott P. Setlock dated May 31, 2024
99.1	Press release of Mercantile Bank Corporation dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: June 3, 2024

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement of Raymond E. Reitsma dated November 29, 2018, effective December 31, 2018, incorporated by reference to exhibit 10.3 of our Form 8-K filed December 3, 2018
10.2	First Amendment to Amended and Restated Employment Agreement of Raymond E. Reitsma dated May 31, 2024
10.3	Amended and Restated Employment Agreement of Scott P. Setlock effective January 1, 2024
10.4	First Amendment to Amended and Restated Employment Agreement of Scott P. Setlock dated May 31, 2024
99.1	Press release of Mercantile Bank Corporation dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)